EXHIBIT 10.1

                  AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT
                  ---------------------------------------------

                  AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT (this "Agreement") dated as of March 31, 2003, by and among WinWin, Inc., a Nevada corporation ("WinWin"), WinWin Acquisition Corp., a Nevada corporation ("Acquiror"), WinWin Gaming, Inc., f/k/a Junum Incorporated, a Delaware corporation ("Gaming"), The Rogers Living Trust ("Rogers"), The Falcor Trust ("Falcor") and the other WinWin Stockholders signatory hereto (together with Rogers and Falcor, the "WinWin Stockholders" or the "Exchanging Stockholders").

                              W I T N E S S E T H :

                  WHEREAS, the board of directors and majority stockholders of Acquirer have determined that it is in the best interest of Acquirer and its stockholders to acquire, through an exchange of stock in accordance with the terms hereof, 100% of the outstanding common stock of WinWin (the "WinWin Stock");

                  WHEREAS, the WinWin Stockholders have determined that it is in their best interest to exchange each share of WinWin Stock held by them for 1.0 shares of common stock of Gaming which is held by Acquiror;

                  WHEREAS, the Parties hereto intend that the exchange of stock of WinWin for stock of Gaming shall be treated as a transfer described in
Section 351(a) and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is the intention of the parties hereto that, immediately following consummation of the exchange of the WinWin Shares pursuant to this Agreement, Acquirer shall own all of the outstanding shares of capital stock of WinWin, and the WinWin Stockholders, in combination with any other persons transferring property to Acquirer in exchange for common stock of Acquirer pursuant to transactions contemplated by this Agreement, shall own, immediately after the completion of such transactions, stock constituting in excess of eighty percent of Gaming, the parent of Acquiror, within the meaning of Section 368(c) of the Code..

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                            EXCHANGE OF WINWIN STOCK
                            ------------------------

                  Section 1.1 EXCHANGE OF STOCK. Subject to the terms and conditions herein stated, each WinWin Stockholder hereby agrees to assign, transfer and deliver to Acquirer on the Closing Date, all shares of common stock of WinWin owned by such WinWin Stockholder, and Acquirer agrees to acquire from such WinWin Stockholders on the Closing Date, all of such shares of WinWin common stock. In addition, Acquirer agrees to acquire any outstanding warrants or other securities convertible into common stock of Winwin in exchange for warrants of Gaming on the exact same terms and conditions as the acquired Warrants and/or convertible securities. The certificates representing the WinWin Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the respective the Exchanging Stockholder thereof.

                  Section 1.2 EXCHANGE PRICE. On the Closing Date, Acquirer shall deliver to the Exchanging Stockholders, an aggregate of Eighteen Million Five Hundred Twenty-two Thousand Eight Hundred Fifty Three (18,522,853) shares (the "Exchange Price") of the common stock of Gaming (the "Acquirer Common Stock"), and a Secured Debenture in the amount of $5,000,000, the form of which is attached hereto as Exhibit A. The Exchange Price shall be distributed to all stockholders of WinWin. Gaming shall issue to the holders of securities convertible into, or exercisable for, shares of common stock of WinWin (the "WinWin Convertible Securities"), new securities in the name of Gaming upon the same terms as the WinWin Convertible Securities.

                  Section 1.3 SECURED DEBENTURE. The Secured Debenture shall be secured by a first priority perfected security interest against 100% of the issued and outstanding capital stock of WinWin, Inc. The Secured Debenture shall be reduced to zero in the event WinWin earnes Net Income after taxes of at least $10,000,000 in any one year prior to the maturity of the Secured Debenture. It shall be an event of default, which shall permit the Exchanging Shareholders to immediately recover the capital stock of WinWin, in the event any liability of Junum Incorporated, or any of its current or former subsidiaries, remains unpaid, and any creditor seeks to obtain an attachment of the capital stock of Acquirer or WinWin, Inc., or any of their assets, or if any bankruptcy proceeding (whether voluntary or involuntary) is commenced against Gaming. Acquirer shall duly file appropriate UCC-1 Financing Statements to perfect such security interest. The Exchanging Shareholders hereby appoint Patrick Rogers and Benjamin Perry as their attorney-in-fact to receive the Secured Debenture, and to distribute the proceeds of such Secured Debenture, if any, to the Exchanging Shareholders prorate in accordance with their current ownership of WinWin, Inc. Such attorneys-in-fact shall have the right to exercise all rights and privileges of the sole and absolute holders of the Secured Debenture, including agreeing to modifications, amendments, waivers, or any other concession which such attorneys-in-fact shall determine in good faith to be in the best interest of the Exchanging Shareholders currently holding a majority of the WinWin, Inc. common stock.

                  Section 1.4 CLOSING. The closing of the transactions referred to in Section 1.1 hereof (the "Closing") shall take place at 10:00 a.m. on March 31, 2003, or at such other time as the parties may agree upon.
Such time and date are herein referred to as the "Closing Date."

                                   ARTICLE II

              REPRESENTATIONS OF WINWIN AND EXCHANGING STOCKHOLDERS
              -----------------------------------------------------

                  WinWin hereby represents and warrants, and, with respect to
Section 2.1 and 2.2 only, each Exchanging Stockholder, severally but not jointly, represents and warrants, as follows:

                  Section 2.1 OWNERSHIP OF WINWIN STOCK. Each Exchanging Stockholder is the lawful owner of the number of shares of WinWin Stock being sold by such shareholder, which shall be free and clear of all liens, encumbrances, security interests, restrictions and claims of every kind and character ("Encumbrances"), other than the Encumbrance, if any, that may arise by the execution by the Exchanging Stockholders of this Agreement. The WinWin Stock constitutes all of the issued and outstanding shares of capital stock of WinWin. The delivery to Acquirer of the WinWin Stock pursuant to the provisions of this Agreement will transfer to Acquirer valid title thereto, free and clear of any and all Encumbrances.

                  Section 2.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Exchanging Stockholders have full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Exchanging Stockholders and, assuming the due execution of this Agreement by Acquirer, is a valid and binding obligation of each Exchanging Stockholder, enforceable against each Exchanging Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                  Section 2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by WinWin and the Exchanging Stockholders and the consummation by WinWin and the Exchanging Stockholders of the exchange of the WinWin Stock as contemplated herein and the other transactions contemplated hereby (the "Exchange") (a) will not violate the provisions of the Articles of Incorporation or Bylaws of WinWin, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which any the Exchanging Stockholder or WinWin is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any the Exchanging Stockholder or WinWin under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any the Exchanging Stockholder or WinWin is a party, or by which they or any of their respective properties or assets may be bound.

                  Section 2.4 EXISTENCE AND GOOD STANDING. WinWin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. WinWin is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on WinWin that is materially adverse to the business, operations, properties, financial condition or results of operations of WinWin and its Subsidiaries, taken as a whole.

                  Section 2.5 CAPITAL STOCK. WinWin has an authorized capitalization consisting of 50,000,000 shares of common stock, par value $.0001 per share, of which 18,522,853 shares are issued and outstanding. No other capital stock is issued or outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.5, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of WinWin.

                  Section 2.6 LITIGATION. There are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the Knowledge of WinWin, threatened against WinWin or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against WinWin.

                  Section 2.7 TAXES. WinWin has filed all Federal, state and foreign income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it in writing and all other related penalties and charges other than those being contested in good faith and by appropriate proceedings. The charges, accruals and reserves on the other governmental charges are, in the opinion of WinWin, adequate. WinWin has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

                  Section 2.6 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of the Exchanging Stockholders or WinWin is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                   ARTICLE III

                           REPRESENTATIONS OF ACQUIRER
                           ---------------------------

                  Acquirer represents and warrants as follows:

                  Section 3.1 ACQUIRER STOCK. Upon the execution and delivery of this Agreement, and the issuance of the shares of Acquirer Common Stock which constitute the Exchange Price, all such shares shall be duly authorized, validly issued, fully paid and nonassessable.

                  Section 2.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of Gaming and Acquirer has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gaming and Acquirer and, assuming the due execution of this Agreement by WinWin and the Exchanging Stockholders, is a valid and binding obligation of Acquirer and Gaming, enforceable against Acquirer and Gaming in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                  Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by Acquirer and Gaming and the consummation by Acquirer of the exchange of the WinWin Stock as contemplated herein and the other transactions contemplated hereby (a) will not violate the provisions of the Certificate of Incorporation or Bylaws of Acquirer or Gaming,
(b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which Acquirer is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date (as defined in Section 1.4), and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Acquirer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Acquirer is a party, or by which they or any of its properties or assets may be bound.

                  Section 3.4 EXISTENCE AND GOOD STANDING. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquirer is duly qualified or licensed as a foreign corporation to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The term "Material Adverse Effect" means any circumstance, change in or effect on Acquirer that is materially adverse to the business, operations, properties, financial condition or results of operations of Acquirer, taken as a whole.

                  Section 3.5 CAPITAL STOCK. Acquirer has an authorized capitalization consisting of 100,000 shares of common stock, par value $.001 per share, of which 1,000 shares are issued and outstanding, and no preferred stock. Gaming has, or will have on the Closing Date, 18,572,076 shares of common stock outstanding, and 1,350 shares of Series B Convertible Preferred Stock outstanding. All such outstanding shares have been duly authorized and validly issued in accordance with applicable laws, including, without limitation, the anti-fraud provisions of applicable federal and state securities laws and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of Acquirer. Gaming has agreed to cause the Series B Convertible Preferred Stock to be converted into common stock within ten days following the closing of the transactions set forth herein.

                  Section 3.6 FINANCIAL STATEMENTS. Acquirer has heretofore furnished, or will furnish prior to the Closing Date, WinWin with the unaudited consolidated balance sheet of Gaming as at September 30, 2002 and the related audited statements of income and cash flows for the periods then ended (the "Financial Statements"). To the best knowledge of Acquirer and Gaming, the Financial Statements, including the footnotes thereto, and all financial statements contained in any SEC Reports (defined in Section 3.7 below) have been prepared in accordance with generally accepted accounting principles and fairly and accurately present in all material respects the financial position of Gaming and the results of its operations and cash flows at such dates and for such periods. Prior to September 30, 2002, all operations of Gaming were terminated, and subsequent to September 30, 2002, the remaining asset of Gaming, a non-performing debt portfolio, was returned to the seller thereof in exchange for cancellation of outstanding preferred stock of Gaming.

                  Section 3.7 SECURITIES FILINGS. Since the initial filing of the registration statement on Form 10 by Gaming, and prior to the execution and delivery of this Agreement, Gaming has filed various forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") and all state securities regulatory agencies, if any (collectively, the "SEC Reports"). WinWin and its shareholders have reviewed all of such filings, and have had the opportunity to conduct due diligence and question current management of Gaming in connection with such due diligence, and have satisfied themselves as to the financial condition of Gaming. WinWin and its shareholders are not relying on any representation, warranty or promise other than as expressly contained herein, and are relying only on their own due diligence investigation.

                  Section 3.8 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of Acquirer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                   ARTICLE IV

                               CERTAIN AGREEMENTS
                               ------------------

                  Section 4.1 REASONABLE BEST EFFORTS. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from stockholders and other third parties and (c) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

                  Section 4.2 OPTIONS AND WARRANTS. At the Closing, all unexercised options and warrants to purchase common stock of WinWin set forth on
Schedule 2.5 shall be converted into options and warrants to acquire, for the same exercise price, the same number of shares of Gaming which the holder of such options or warrants would have received had such options or warrants been exercised immediately prior to the Closing

                  Section 4.3 TAX MATTERS. Each party hereto shall take all reasonable actions necessary to cause the transfers of WinWin common stock to Acquirer to qualify as tax-free transfers of property under the provisions of
Section 351(a) of the Code, or any other applicable provisions, to the extent permitted by law, and with respect to the transfers of WinWin common stock, a reorganization within the meaning of Section 368(a)(1)(B). Each party agrees that it will not take any action, either before or after the Closing Date, which would cause the transfers of such property to Acquirer pursuant to this Agreement to fail to qualify as transfers described in Section 351(a) of the Code and/or Section 368(a)(1)(B). The parties hereto agree that they will report in their respective federal income Tax Returns for the taxable year including the Closing Date that the transfers of such property did so qualify under
Section 351(a) and Section 368(a)(1)(B) of the Code, and will properly file with such Tax Returns all information required by Treasury Regulations Sections 1.351-3 and 1.368-3. No party hereto, unless required by law, will take any Tax reporting position inconsistent with the characterization of the transactions contemplated by this Agreement as transfers described in Section 351(a) and/or
Section 368(a)(1)(B) of the Code.

                                    ARTICLE V

                      CONDITIONS TO ACQUIRER'S OBLIGATIONS
                      ------------------------------------

                  The acquisition of the WinWin Stock by Acquirer on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Exchange, of the following conditions:

                  Section 5.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of WinWin and the WinWin Stockholders contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

                  Section 5.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of WinWin and the WinWin Stockholders to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  Section 5.3 NO INJUNCTION. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                  Section 5.4 NO LITIGATION. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by Acquirer or any of its subsidiaries or Affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or Affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of Acquirer has a significant likelihood of having a material adverse effect on Acquirer.

                                   ARTICLE VI

          CONDITIONS TO WINWIN AND THE WINWIN SHAREHOLDERS' OBLIGATIONS
          -------------------------------------------------------------

                  The exchange of the WinWin Stock by the stockholders of WinWin on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Exchange of the following conditions:

                  Section 6.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquirer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  Section 6.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Acquirer and Gaming to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  Section 6.3 NO INJUNCTION. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) impose any material limitation on the ability of
(a) Acquirer or WinWin to conduct their business or (b) Acquirer, WinWin or the WinWin Stockholders to own or exercise control of their assets, properties or stock and which, in either case, in the reasonable, good faith determination of the WinWin Stockholders has a significant likelihood of having a material adverse effect on Acquirer, WinWin, or the WinWin Stockholders.

                  Section 6.4 TAX FREE TRANSACTIONS. The WinWin Stockholders shall be satisfied, in their sole discretion, that the transfer of WinWin Common Stock to Acquirer contemplated by this Agreement shall qualify for non-recognition of gain pursuant to Section 351(a) or Section 368(a)(1)(B) of the Code so that such transfer in exchange for Acquirer common stock shall not result in any tax liability to the WinWin Stockholders.

                  Section 6.5 CONVERSION OF SERIES B PREFERRED STOCK. The WinWin Stockholders shall be satisfied, in their sole discretion, that the holders of the Series B Preferred Stock of the Company shall have agreed to convert their preferred stock as soon as practical following the Closing Date, but in any event within ten days following the Closing Date.

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

                  Section 7.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in this Agreement shall survive for three years after the Closing Date.

                  Section 7.2 INDEMNITIES. (a) Each Exchanging Stockholder, severally but not jointly, hereby agrees to indemnify and hold harmless Acquirer from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered or paid by Acquirer or WinWin as a result of the breach of any representation or warranty made by such Exchanging Stockholder in this Agreement. To the extent that the Exchanging Stockholder's undertakings set forth in this Section 7.2(a) may be unenforceable, the Exchanging Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder. WinWin hereby agrees to indemnify and hold harmless Acquirer and the WinWin Stockholders from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") actually suffered or paid by Acquirer or the WinWin Stockholders as a result of the breach of any representation or warranty made by WinWin in this Agreement.

                  (b) Acquirer and WinWin hereby agree to indemnify and hold harmless the Exchanging Stockholders against Damages actually suffered or paid by the Exchanging Stockholders as a result of the breach of any representation or warranty made by the Acquirer in this Agreement. To the extent that the Acquirer's undertakings set forth in this Section 7.2(b) may be unenforceable, the Acquirer and WinWin shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

                  (c) Any party seeking indemnification under this Article VII (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this
Article VII with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article VII (collectively, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive, after the Closing Date, initial notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within such time frame as is necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this
Article VII except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the

Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party. No Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this Section 7.2(c) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

                  Section 8.1 EXPENSES. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  Section 8.2 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


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

                  Section 8.3 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties hereto, whether written or oral, with respect to its subject matter, and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

                  Section 8.4 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

                  Section 8.5 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  Section 8.6 CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

                  Section 8.7 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  Section 8.8 NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

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

                  if to Acquirer, to it at:

                  WINWIN, INC.
                  9101 West Sahara Ave, Suite 105-D34
                  Las Vegas, Nevada 89117
                  U.S.A
                  Attn:  President

                  and if to WinWin or the Exchanging Stockholders, to it, care of WinWin, Inc., at:

                  WINWIN, INC.
                  9101 West Sahara Ave, Suite 105-D34
                  Las Vegas, Nevada 89117
                  U.S.A
                  Attn:  President

                  Section 8.9 GOVERNING LAW; CONSENT TO JURISDICTION. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

         (b) Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

                  Section 8.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  Section 8.11 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.





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


                  IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.


                                          WinWin, Inc.,
                                          a Nevada corporation

                                          By:      /s/ Benjamin Perry
                                                   -----------------------------
                                          Name:    Benjamin Perry
                                          Title:   President

                                          By:      /s/ Patrick Rogers
                                                   -----------------------------
                                          Name:    Patrick Rogers
                                          Title:   Secretary and Chairman


                                          WinWin Acquisition Corp.,
                                          a Nevada corporation

                                          By:      /s/ Benjamin Perry
                                                   -----------------------------
                                          Name:    Benjamin Perry
                                          Title:   President

                                          By:      /s/ Patrick Rogers
                                                   -----------------------------
                                          Name:    Patrick Rogers
                                          Title:   Secretary and Chairman

                                          WinWin Gaming, Inc.,
                                          a Delaware corporation

                                          By:      /s/ Benjamin Perry
                                                   -----------------------------
                                          Name:    Benjamin Perry
                                          Title:   President

                                          By:      /s/ Patrick Rogers
                                                   -----------------------------
                                          Name:    Patrick Rogers
                                          Title:   Secretary and Chairman




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